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                                                                    EXHIBIT 23.2


        [LETTERHEAD OF SHATSWELL, MACLEOD & COMPANY, P.C. APPEARS HERE]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


We consent to the incorporation by reference of our report dated January 23, 1997, on the consolidated financial statements of The Glastonbury Banki & Trust Company in the Proxy Statement - Prospectus contained in the Registration Statement on Form S-4 of SIS Bancorp, Inc. We also consent to the reference to our firm under the heading "Experts" in the Proxy Statement - Prospectus.


                                 /s/ Shatswell, MacLeod & Company, P.C.
                                 SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
October 24, 1997